UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2017

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2017, Birner Dental Management Services, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). The final voting results on each matter considered at the Annual Meeting are as follows:

1.	Election of three Class II directors to each serve for a three-year term until the 2020 Annual Meeting of Shareholders:

Nominee	For	Withheld	Broker Non-Votes
Brooks G. O’Neil	1,163,644	58,553	295,561
John M. Climaco	1,149,967	72,230	295,561
Gregory G. Fulton	1,173,731	48,466	295,561

Brooks G. O’Neil was re-elected, and John M. Climaco and Gregory G. Fulton were elected, as Class II directors.

2.	Ratify the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain
1,516,113	800	845

This proposal was approved by the Company’s shareholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date: June 21, 2017	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer